SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 17, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.          Tenet Receives Additional DOJ Subpoena in Medicare Outlier Investigations.

On October 17, 2003, Tenet Healthcare Corporation (the “Company”) issued a press release stating that it had received an additional subpoena from the U.S. Attorney’s Office in Los Angeles that it understands is related to the previously disclosed investigation of Medicare outlier payments to hospitals owned by certain of the Company’s subsidiaries.  A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: October 17, 2003

EXHIBIT INDEX

99.1         Press Release issued on October 17, 2003.